EXHIBIT 99.1

CONSENT OF CHARLES R. BROWN

The undersigned hereby consents to his being named in Amendment No. 2 to the Registration Statement on Form S-11 of Wells Real Estate Investment Trust II, Inc., and any and all amendments thereto, filed with the Securities and Exchange Commission (the “Registration Statement”) as a person who will become a director of Wells Real Estate Investment Trust II, Inc. immediately after the declaration of effectiveness of the Registration Statement by the Securities and Exchange Commission.

Dated: October 13, 2003	/s/ Charles R. Brown
Charles R. Brown